Exhibit 10.2(a)

SECOND AMENDED AND RESTATED REVOLVING CREDIT NOTE

$35,000,000	April 26, 2013

FOR VALUE RECEIVED,  Green Plains Trade Group LLC, a Delaware limited liability company (“GTRADE”), and each Person joined as a Borrower from time to time (each a “Borrower”, and collectively, the “Borrowers”), hereby promise to pay, jointly and severally, to the order of PNC Bank, National Association (“Lender”), at the office of Agent (as defined below) at the address set forth in the Loan Agreement (as defined below) or at such other place as Agent may from time to time designate to any Borrower in writing: (i) at the end of the Term or (ii) earlier as provided in the Loan Agreement, the lesser of the principal sum of Thirty Five Million Dollars ($35,000,000) or such lesser sum which then represents such Lender’s Revolving Commitment Percentage of the aggregate unpaid principal amount of all Revolving Advances made or extended to any Borrower by Lender pursuant to Section 2.1(a) of the Loan Agreement, in lawful money of the United States of America in immediately available funds, together with interest on the principal hereunder remaining unpaid form time to time, at the rate or rates from time to time in effect under the Loan Agreement.

THIS SECOND AMENDED AND RESTATED REVOLVING CREDIT NOTE is executed and delivered under and pursuant to the terms of that certain Second Amended and Restated Revolving Credit and Security Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among the Borrowers, the various financial institutions named therein or which hereafter become a party thereto as Lenders and PNC Bank, National Association, in its capacity as agent for Lenders (in such capacity, “Agent”) and in its capacity as a Lender.  Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Loan Agreement.

Each Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever as further set forth in the Loan Agreement.

This Second Amended and Restated Revolving Credit Note is one of the Notes referred to in the Loan Agreement, which among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayments of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain terms and conditions therein specified.  This Second Amended and Restated Revolving Credit Note amends and restates, but does not extinguish the obligations evidenced by, that certain Amended and Restated Revolving Credit Note executed by GTRADE in favor of PNC in the original principal amount of $40,000,000 dated January 21, 2011.

THIS SECOND AMENDED AND RESTATED REVOLVING CREDIT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLIED TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has executed this Note the day and year first written above intending to be legally bound hereby.

GREEN PLAINS TRADE GROUP LLC

By:	_/s/ Patrich Simpkins_____________
Name:	Patrich Simpkins
Title:	Executive Vice President, Finance
and Treasurer